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                                                                 Exhibit 10.19

                SunTrust Banks, Inc. Deferred Compensation Plan

                           Effective October 1, 1999


     WHEREAS SunTrust Banks, Inc. (the "Corporation") established the SunTrust Banks, Inc. Management Incentive Plan Deferred Compensation Fund (the "MIP Fund") effective January 1, 1986 to provide an unfunded plan whereby participants in the SunTrust Banks, Inc. Management Incentive Plan (the "MIP Plan") may defer receipt of all or a portion of their MIP Plan Awards until they retire or otherwise terminate employment with the Corporation and its Affiliates; and

     WHEREAS, the Corporation established the SunTrust Banks, Inc. Performance Unit Plan Deferred Compensation Fund (the "PUP Fund") effective January 1, 1987, as amended and restated February 16, 1996, to provide an unfunded plan whereby participants in the SunTrust Banks, Inc. Performance Unit Plan (the "PUP Plan") may defer receipt of all or a portion of their PUP Plan Awards until they retire or otherwise terminate employment with the Corporation and its Affiliates; and

     WHEREAS, the Corporation wishes to maintain a single deferred compensation plan, which shall include the aforementioned MIP Fund and PUP Fund, and whereby participants in certain selected bonus and incentive programs ("Eligible Plan(s)") may defer receipt of all or a portion of their future Awards as provided herein;

     NOW THEREFORE, the Corporation amends and restates the MIP Fund and PUP Fund as the SunTrust Banks, Inc. Deferred Compensation Plan (the "Deferral Plan") effective October 1, 1999 in order to provide a nonqualified and unfunded deferred compensation program to a select group of management or highly compensated employees of the Corporation and its Affiliates who are designated as Eligible Employees. All accounts in the MIP Fund and PUP Fund existing as of September 30, 1999 shall be subject to the terms of this Deferral Plan.

1.   Definitions

     1.1  Account means the bookkeeping account that is established for each
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          Participant and used to measure his deferred benefit under this
          Deferral Plan. A Participant's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to this Deferral

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          Plan. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

     1.2  Award means the bonus, incentive or commission pay, or other similar
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          variable compensation, granted under an Eligible Plan.

     1.3  Beneficiary means the person or entity entitled to receive any
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          benefits payable under this Deferral Plan at the Participant's death.
          A Participant may name one or more primary Beneficiaries and one or more secondary Beneficiaries. A Participant may revoke a Beneficiary designation by filing a new Beneficiary Designation Form or a written revocation with the Deferral Plan Committee. If the Deferral Plan Committee is not in receipt of a properly completed Beneficiary Designation Form at the Participant's death, or if none of the Beneficiaries named by the Participant survives the Participant or is in existence at the date of the Participant's death, then the Participant's Beneficiary shall be the Participant's estate.

     1.4  Beneficiary Designation Form means the form that a Participant uses
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          to name his Beneficiary or Beneficiaries.

     1.5  Code means the Internal Revenue Code of 1986, as amended.
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     1.6  Deferral Election Form means the form that a Participant uses to
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          elect to defer receipt of all or a portion of his Eligible Plan(s)
          Awards pursuant to this Deferral Plan.

     1.7  Deferral Plan means the SunTrust Banks, Inc. Deferred Compensation
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          Plan described in this document as amended from time to time.

     1.8  Deferral Plan Committee means the persons designated by the
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          Corporation's Chief Financial Officer to administer this Deferral
          Plan.

     1.9  Designated Distribution Date means the date determined by the
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          Deferral Plan Committee within the first quarter of the specified calendar year selected by a Participant for payment of an in-service distribution pursuant to paragraph 6.3.

     1.10 Election Date means the date by which an Eligible Employee must
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          submit a valid Deferral Election Form for a Plan Year. The Election
          Date shall be such date, as determined by the Deferral

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          Plan Committee in its discretion, that is on or before the last business day of the calendar year immediately prior to the Plan Year in which an Award may be granted. If an individual becomes an Eligible Employee after the Election Date for a Plan Year has passed, the Deferral Plan Committee has sole discretion to determine whether such individual may submit a Deferral Election Form for that Plan Year; if allowed to participate, such individual shall have an Election Date that is no more than thirty (30) days after a notice of approval from the Deferral Plan Committee is sent, and such individual's Deferral Election Form shall apply only to an Award that has not been earned as of the Election Date.

     1.11 Eligible Employee means an individual who is a highly compensated or
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          management employee as described in Exhibit "A" for the applicable
          Plan Year. The Deferral Plan Committee shall have sole discretion to determine whether an individual qualifies as an Eligible Employee and when he ceases to be an Eligible Employee and to resolve any disputes regarding eligibility under this Deferral Plan.

     1.12 Eligible Plans means the bonus, incentive, commission or similar
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          variable pay plans shown in Exhibit "A."

     1.13 Investment Fund means each investment vehicle that, for bookkeeping
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          purposes, is used to determine the earnings that are credited and the losses that are charged to each Participant's Account. The Deferral Plan Committee shall be responsible for selecting the Investment Funds available hereunder.

     1.14 Participant, with respect to any Plan Year, means (i) an Eligible
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          Employee who has executed and timely filed with the Deferral Plan
          Committee a valid Deferral Election Form for that Plan Year and (ii) an Eligible Employee, all or part of whose Award is subject to mandatory deferral as described in paragraph 2.3. An individual ceases to be a Participant when his entire benefit under the Deferral Plan has been distributed or forfeited.

     1.15 Plan Year means the calendar year.
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     1.16 Valuation Date means the last business day of each Plan Year and such
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          other dates as the Deferral Plan Committee may determine from time to time.

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2.   Deferral Election

     2.1  Election.  An Eligible Employee who wishes to defer receipt of all or
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          a portion of an Award with respect to a Plan Year must file a Deferral
          Election Form with the Deferral Plan Committee on or before the Election Date. A deferral election under this paragraph 2.1 shall become irrevocable once the deadline for filing such elections has expired.

     2.2  Amount of Deferral.  The portion of the Award that may be deferred
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          shall be specified in each Eligible Plan, although the Deferral Plan
          Committee is authorized, in its discretion, to set minimum or maximum deferral amounts for each Plan Year. Except as provided in paragraph 2.3, an Award shall not be deferred pursuant to the provisions of this Deferral Plan unless the Participant properly files a Deferral Election Form in accordance with paragraph 2.1 herein. Thereafter, only the portion of the Award that is subject to the Deferral Election Form shall be controlled by, and subject to, this Deferral Plan.

     2.3  Mandatory Deferrals.  If any portion of an Award is subject to
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          mandatory deferral (as provided in the Eligible Plan), then such portion of the Award shall be subject to the provisions of this Deferral Plan regardless of whether the Eligible Employee files a Deferral Election Form with the Deferral Plan Committee, provided, however, that the provisions of paragraphs 6.2, 6.3, 6.6 and 6.7 shall not apply to any such portion of an Award until the Participant becomes 100% vested in such portion.

     2.4  Prior Deferral Elections.  All prior deferral elections made pursuant
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          to the MIP Fund and PUP Fund shall remain valid under this Deferral
          Plan.

3.   Investment Election

     3.1  Generally.  Each Participant who has a benefit in the MIP Fund or the
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          PUP Fund as of September 30, 1999, must make an election to allocate his existing balance in each such Fund among the Investment Funds in increments of one percent (1%). Each new Participant must make an investment election for his initial deferral under this Plan. All future deferrals of Awards shall be deemed to be invested pursuant to the Participant's most recent investment election. A Participant may elect to

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          reallocate his Account balance among the Investment Funds pursuant to the administrative procedures established by the Deferral Plan Committee.

     3.2  Default Investment.  If a Participant fails to make an initial
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          investment election pursuant to paragraph 3.1, his Account shall be deemed to be invested in an Investment Fund selected by the Deferral Plan Committee that primarily invests in fixed-income investments with shorter average maturities than other Investment Funds.

     3.3  No Actual Investment Required.  Notwithstanding the preceding
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          paragraphs of this Section 3, this Deferral Plan shall remain an unfunded plan and the description of Investment Funds in this Section 3, including any election rights of a Participant, shall not obligate the Corporation to set aside any funds or to make any actual investments pursuant to this Deferral Plan.

     3.4  Compliance with Securities Laws.  Notwithstanding the foregoing
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          provisions of this Section 3, if a Participant is subject to Section
          16 of the Securities Exchange Act of 1934 (the "Exchange Act"), then such Participant's investment elections shall be subject to such additional rules as may be established by the Deferral Plan Committee as it deems necessary to ensure that transactions by such Participant comply with Rule 16b-3 of the Exchange Act (or any successor rules).

4.   Allocation to Accounts

     A Participant's benefit under this Deferral Plan is equal to the vested balance of his Account. As of each Valuation Date, amounts shall be allocated to and charged against each Participant's Account in accordance with this Section 4.

     4.1  Distributions and Forfeitures.  A Participant's Account will be
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          reduced by any distributions made under Section 6 and by any forfeitures pursuant to paragraph 5.2 or 6.7.

     4.2  Deferred Compensation.  For each Plan Year, each Participant's Account
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          shall be credited with deferrals of Awards in accordance with the
          Participant's Deferral Election Form for that Plan Year or in accordance with the provisions of any Eligible Plan requiring mandatory deferrals. The deferred amount shall be credited to the Account as of the date(s) that the Award

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          would otherwise have been paid to the Participant but for the deferral pursuant to this Deferral Plan.

     4.3  Earnings.  Each Participant's Account will be credited with earnings
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          or charged with losses based on the performance of each Investment
          Fund as though the Participant's Account were actually invested in such Investment Fund, at such times as determined by the Deferral Plan Committee, but not less frequently than the last business day of the Plan Year. Earnings and losses will continue to be credited or charged to the Participant's Account in accordance with the preceding sentence until the Valuation Date immediately preceding the date of distribution of Plan benefits or the date of forfeiture pursuant to paragraph 5.2 or 6.7. The amount of such deemed investment gain or loss shall be determined by the Deferral Plan Committee and such determinations shall be final and conclusive upon all concerned.

5.   Vesting

     5.1  Generally.  Except as provided in paragraphs 5.2 and 6.7, a
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          Participant's interest in his benefit under this Deferral Plan is one hundred percent (100%) vested and nonforfeitable at all times.

     5.2  Exception.  If a Participant's Account consists of an Award that is
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          subject to a vesting period (as defined in the Eligible Plan), and the
          Participant terminates employment with the Corporation or its Affiliates for any reason prior to meeting the vesting requirements for such Award, then that portion of his Account that is not vested, and the earnings on such nonvested portion shall be forfeited and deducted from the Participant's Account.

6.   Distributions

     6.1  Normal Form of Payment and Commencement.  Except as otherwise provided
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          in this Section 6, when the Participant separates from service with the Corporation and its Affiliates for any reason, he shall be paid his vested benefit under this Deferral Plan in a single lump sum cash payment during the first quarter of the calendar year immediately following the year of his separation. The amount payable to the Participant shall be equal to the vested balance of the Participant's Account as of the Valuation Date immediately preceding the date of

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          distribution, less withholding for applicable federal and state taxes.

     6.2  Alternate Form of Payment Election.  At any time prior to the January
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          1 following a Participant's separation from service, a Participant may elect, in lieu of the lump sum payment described in paragraph 6.1, to receive payment of his total vested benefit under this Deferral Plan in five (5) substantially equal annual installments payable in cash. The initial installment shall be paid during the first quarter of the calendar year immediately following the year of his separation. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four calendar years. Each installment payment shall be determined based on the balance of the Participant's Account as of the Valuation Date immediately preceding the date of payment and shall be reduced by withholding for applicable federal and state taxes. A Participant's election to receive installment payments of his Deferral Plan benefit pursuant to this paragraph 6.2 shall be made in writing on such forms as may be provided by the Deferral Plan Committee and shall not be effective until received and approved by the Deferral Plan Committee.

     6.3  In-Service Distribution Election without Reduction.  A Participant may
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          file an election with the Deferral Plan Committee for a future in-
          service distribution of his deferred Award(s) for each Plan Year without incurring a penalty, provided the election is made no less than four (4) years and no more than fifteen (15) years prior to the Designated Distribution Date. A Participant's election for an in-service distribution pursuant to this paragraph 6.3 shall be a part of his Deferral Election Form and shall be filed with the Deferral Plan Committee on or before the Election Date for the applicable Plan Year.

          A Participant's Award to which an in-service distribution election applies pursuant to this paragraph 6.3 shall be maintained as a sub-account of the Participant's Account unless all of the Participant's Awards deferred pursuant to this Deferral Plan are subject to an in-service distribution election with the same Designated Distribution Date. Awards deferred and not subject to an in-service distribution election are distributed pursuant to paragraph 6.1 or 6.2.

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          6.3.1  Form and Commencement.  An in-service distribution shall be
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                 paid in a single lump-sum cash payment during the first quarter of the calendar year in which the Designated Distribution Date occurs, based on the value of the Participant's vested sub-account which is to be distributed in that year, as of the Valuation Date immediately preceding the date of such distribution. The amount of an in-service distribution shall be reduced by applicable withholding for federal and state taxes.

          6.3.2  Revoking In-Service Distribution Election.  A Participant may
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                 revoke an election for an in-service distribution by filing a written revocation with the Deferral Plan Committee at least one year prior to the Designated Distribution Date. Upon such revocation, the provisions of paragraph 6.1 shall apply, unless the Participant makes a valid installment election payment pursuant to paragraph 6.2.

          6.3.3  Effect of Termination or Death.  If a Participant should die or
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                 otherwise separate from service with the Corporation and its
                 Affiliates before his Designated Distribution Date(s), any and all outstanding in-service distribution elections shall be automatically revoked, and any portion of his Account subject to an in-service distribution election pursuant to this paragraph 6.3 shall be paid in accordance with paragraph 6.1 or 6.2.

     6.4  Death.  In the event of a Participant's death, the Deferral Plan
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          Committee shall authorize payment to the Participant's Beneficiary of any vested benefits due hereunder but not paid to the Participant prior to his death. Payment shall be made at the same time as if the Participant had retired on the date of his death and shall be made in accordance with paragraph 6.1, or if the Participant has a valid installment election in effect at his death, then in accordance with paragraph 6.2. The Beneficiary may request a change the form of payment by making a written request to the Deferral Plan Committee prior to January 1 of the calendar year in which the benefit will be paid. The Deferral Plan Committee has sole discretion and authority to approve or deny the Beneficiary's request, taking into account such factors as the Deferral Plan Committee may deem appropriate.

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          If a Participant dies after having received one or more installment payments but before all installment payments have been made, the remaining annual installment payments shall be paid to his Beneficiary at the same time they would otherwise have been paid to the Participant. The Beneficiary may request an accelerated payment in the form of a lump-sum cash payment by making a written request to the Deferral Plan Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Deferral Plan Committee has sole discretion and authority to approve or deny the Beneficiary's request.

     6.5  Disability.  A Participant shall be entitled to payment of his
          ----------
          Deferred Plan benefit in the event of his Total Disability only if the conditions of subparagraphs 6.5.1 and 6.5.2 are met. In such situation, payment of the Participant's benefit shall commence pursuant to paragraph 6.1 or 6.2 as if the Participant separated from service on the date all such conditions are met. A Participant shall be considered to have a Total Disability only if:

          6.5.1 The Participant has incurred a "Total Disability" as such term is defined in the SunTrust Banks, Inc. Long-Term Disability Plan (or any successor plan), which entitles the Participant to disability payments under such Plan; and

          6.5.2 The Deferral Plan Committee determines, in its sole discretion, based upon medical evidence furnished by the Participant, that the disability is anticipated to be a permanent disability.

     6.6  Extreme Financial Hardship.  A Participant may request a distribution
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          of all or part of his vested Deferral Plan benefit prior to the date specified in paragraphs 6.1, 6.2, 6.3, and 6.5 due to an extreme financial hardship, by submitting a written request to the Deferral Plan Committee with evidence satisfactory to the Deferral Plan Committee to demonstrate the circumstances constituting the extreme financial hardship. The Deferral Plan Committee, in its sole discretion, shall determine whether an extreme financial hardship exists. An extreme financial hardship means an immediate, catastrophic financial need of the Participant occasioned by (i) a tragic event, such as the death, total disability, serious injury or illness of a Participant or the Participant's spouse, child or dependent; or (ii) an extreme

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          financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant or the Participant's spouse, child or dependent. A distribution for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Deferral Plan Committee finds the extreme financial hardship may not be alleviated from other resources reasonably available to the Participant, including without limitation, liquidation of investment assets or luxury assets, or loans from financial institutions or other sources. The Deferral Plan Committee shall have the authority to require the Participant to provide such evidence as the Committee deems necessary to determine whether distribution is warranted pursuant to this paragraph 6.6. The Deferral Plan Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship.

          6.6.1   Form and Commencement.  A hardship distribution to a
                  ---------------------
                  Participant pursuant to this paragraph 6.6 shall be made in a single lump-sum cash payment (less withholding for applicable federal and state taxes) as soon as practicable after the Deferral Plan Committee approves the hardship request. Amounts distributed for hardship shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant's Account.

          6.6.2   Accelerated Installment Payments.  A Participant who has
                  --------------------------------
                  commenced receiving installment payments pursuant to paragraph
                  6.2 may request acceleration of such payments in the event of an extreme financial hardship. The Deferral Plan Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the extreme financial hardship.

     6.7  Early Withdrawal Election with 10% Reduction.  A Participant may file
          --------------------------------------------
          a written election with the Deferral Plan Committee to receive an early withdrawal of any vested portion of his Account, provided, however, that such early withdrawal payment shall be subject to a 10% forfeiture, which shall reduce the balance of the Participant's Account. An early withdrawal payment shall be made in a single lump-sum cash payment (less applicable withholding for federal and state taxes) as soon as practicable after the Deferral Plan Committee

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          receives and approves a written request for early withdrawal. Amounts withdrawn under this paragraph 6.7 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant's Account. A Participant who receives an early withdrawal may not make an election to defer his Award(s) pursuant to paragraph 2.1 for a period of one year beginning on the date the early withdrawal payment is made.

     6.8  Payment to Guardian, Legal Representative or Other.  If a benefit
          --------------------------------------------------
          hereunder is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Deferral Plan Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Deferral Plan Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. A payment pursuant to this paragraph 6.8 shall completely discharge the Deferral Plan Committee and the Corporation from all liability with respect to such benefit.

7. Plan Administration

   7.1    Responsibility of Deferral Plan Committee.  This Deferral Plan shall
          -----------------------------------------
          be administered by the Deferral Plan Committee, which shall consist of not less than three (3) persons to be appointed and to serve at the discretion of the Corporation's Chief Financial Officer. The Deferral Plan Committee shall have sole discretionary authority for the operation, interpretation and administration of the Plan. All determinations and actions of the Deferral Plan Committee within its discretionary authority shall be final, conclusive and binding on all persons, except that the Deferral Plan Committee may revoke or modify a determination or action it determines was previously made in error. The Deferral Plan Committee shall exercise all powers and authority given to it in a nondiscriminatory manner, and shall apply uniform administrative rules of general application to insure that all Participants and Beneficiaries in similar circumstances are treated similarly. In addition to the implied powers and duties that may be needed to carry out the administration of the Deferral Plan, the Deferral Plan Committee shall have the following specific powers and responsibilities:

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          7.1.1  To establish, interpret, amend, revoke and enforce rules and regulations as required or desirable for the efficient administration of the Deferral Plan.

          7.1.2 To review and interpret Deferral Plan provisions and to remedy provisions that are ambiguous or inconsistent or contain omissions.

          7.1.3 To determine all questions relating to an individual's eligibility to participate in the Deferral Plan and the validity of an individual's Deferral Election Form.

          7.1.4 To determine a Participant's or Beneficiary's eligibility for benefits from the Deferral Plan and to authorize payment of benefits.

          7.1.5 To delegate any of its rights, powers and duties to one or more members, or to any nonmember delegate(s). Such delegation may include, without limitation, the power to execute any document on behalf of the Deferral Plan Committee and to accept service of legal process for the Committee at the principal office of the Corporation.

          7.1.6 To employ outside professionals and to enter into agreements on behalf of the Corporation necessary or desirable for administration of the Deferral Plan.

     7.2  Deferral Plan Committee Action.  The Deferral Plan Committee may take
          ------------------------------
          action by majority vote of members attending any meeting where a majority of the members are present. The Deferral Plan Committee may also take any action without a meeting that is approved by a majority of the Deferral Plan Committee by a written document signed by a member of the Committee.

     7.3  Disqualification of Deferral Plan Committee Member.  A member of the
          --------------------------------------------------
          Deferral Plan Committee who is otherwise an Eligible Employee may participate in this Deferral Plan but shall not make any decisions solely with respect to his own participation and benefits under the Deferral Plan.

     7.4  Books, Records and Expenses.  The books and records to be maintained
          ---------------------------
          for the purpose of this Deferral Plan shall be maintained by the Deferral Plan Committee and subject to the

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          supervision and control of the Committee. The Corporation shall pay the general expenses of administering this Deferral Plan.

     7.5  Compensation.  No member of the Deferral Plan Committee who is an
          ------------
          employee of the Corporation or an Affiliate shall receive any additional compensation for his services as a Deferral Plan Committee member.

     7.6  Indemnity.  The Corporation shall indemnify and hold harmless the
          ---------
          members of the Deferral Plan Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Deferral Plan, except in the case of a member's own gross negligence or willful misconduct.

8. Miscellaneous

     8.1  Construction. The headings and subheadings in this Deferral Plan have
          ------------
          been set forth for convenience of reference only and have no substantive effect whatsoever. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or in the singular, as the case may be, in all cases where they would so apply.

     8.2  Validity.  In case any provision of this Deferral Plan shall be held
          --------
          illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Deferral Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     8.3  Non-Alienability of Benefits.  Except as required by law, neither the
          ----------------------------
          Participant nor any Beneficiary entitled to payments after the death of the Participant shall have any power to alienate, transfer, assign, or otherwise encumber in advance any of the benefits that may become due hereunder and any attempt to do so shall be null and void; nor shall any such benefits be subject to attachment, garnishment or execution, or be transferable by operation of law in the event of the Participant's or Beneficiary's bankruptcy, insolvency, or otherwise.

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     8.4  No Participation Rights or Contract of Employment.  Nothing in this
          -------------------------------------------------
          Deferral Plan shall be construed to give any employee of the Corporation or an Affiliate any right to be selected as a Participant or to be granted an Award under the Eligible Plan(s) other than as is provided herein. Nothing in the Deferral Plan or any Eligible Plan or any election form executed pursuant hereto shall be construed to limit in any way the right of the Corporation or an Affiliate to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any deferral election, or give any right to a Participant to remain employed by the Corporation or its Affiliates in any particular position or at any particular rate of remuneration.

     8.5  Liability.  No member of the Corporation's Board of Directors or the
          ---------
          Deferral Plan Committee and no officer or employee of the Corporation or an Affiliate shall be liable to any person for any action taken or omitted in connection with the administration of this Deferral Plan unless attributable to his own fraud and willful misconduct; nor shall the Corporation or any Affiliate be liable to any person for such action unless attributable to fraud or willful misconduct on the part of the director, officer or employee of the Corporation or an Affiliate.

     8.6  Unfunded Plan.  This Deferral Plan is an unfunded plan maintained
          -------------
          primarily for a select group of management or highly compensated employees. The obligation of the Corporation to provide any benefits under the Deferral Plan is a mere contractual liability and the Corporation is not required to establish or maintain any special or separate fund or segregate any assets for the payment benefits under this Deferral Plan. Participants and their Beneficiaries shall not have any interest in any particular assets of the Corporation by reason of its obligation under the Deferral Plan and they are at all times unsecured creditors of the Corporation with respect to any claim for benefits under the Deferral Plan. All amounts of compensation deferred under this Deferral Plan, all property and rights purchased with such amounts and any income attributable to such amounts, rights or property shall constitute general funds of the Corporation.

          The Corporation may, but is not required to, establish any special or separate fund or segregate any assets for the payment of benefits under this Deferral Plan. In the event the Corporation should establish a "rabbi" trust to assist in meeting the Corporation's financial obligations under this Deferral Plan, the assets of such trust shall be subject to the claims of creditors of the Corporation in the event of the Corporation's insolvency, as defined in such trust agreement, and Participants in this Deferral Plan and their Beneficiaries shall have no preferred claim on, or any legal or equitable rights, claims or interest in any particular assets of such trust. To the extent payments of benefits under this Deferral Plan are actually made from any such trust or from any other source, the Corporation's obligation to make such payments is satisfied, but to the extent not so paid, payment of benefits under this Deferral Plan remains the obligation of, and shall be paid by, the Corporation.

     8.7  Right to Amend or Terminate Plan.  The Corporation expects to continue
          --------------------------------
          this Deferral Plan indefinitely, but reserves the right to amend or discontinue the Deferral Plan should it deem such an amendment or discontinuance necessary or desirable. The Corporation hereby authorizes and empowers the Deferral Plan Committee to amend this Deferral Plan in any manner that is consistent with the purpose of this Deferral Plan as set forth above, without further approval from the Board except as to any matter that the Deferral Plan Committee determines may result in a material increased cost to the Corporation. However, if the Corporation or Deferral Plan Committee should amend or discontinue this Deferral Plan, the Corporation shall be liable for payment of any Awards deferred under this Plan and earnings thereon that have accrued and are vested as of the date of such action.

     8.8  Binding Effect.  This Deferral Plan shall be binding upon and inure to
          --------------
          the benefit of any successor of the Corporation and any successor shall be deemed substituted for the Corporation under this Deferral Plan and shall assume the rights, obligations and liabilities of the Corporation hereunder and be obligated to perform the terms and conditions of this Deferral Plan. As used in this paragraph 8.8, the term "successor" shall include any person, firm, corporation or other business entity or related group of such persons, firms, corporations or business entities which at any time, whether by merger, purchase, reorganization, liquidation or otherwise, or by means of a series of such transactions, acquires all or substantially all of the assets or business of the Corporation.

     8.9  Governing Law.  The Deferral Plan and all actions taken pursuant to
          -------------
          the Deferral Plan shall be governed by the laws of the State of Georgia except to the extent such laws are superseded by federal law.

Executed this 1st day of September, 1999.
              ---        ----------



                                        SunTrust Banks, Inc.


Attest:


By:    /s/ Margaret U. Hodgson          By:    /s/ Mary T. Steele
       -----------------------------           ----------------------------


Title: Assistant Corporate Secretary    Title: Senior Vice President
       -----------------------------           ----------------------------

                          AMENDMENT NUMBER ONE TO THE
                             SUNTRUST BANKS, INC.
                          DEFERRED COMPENSATION PLAN

     WHEREAS, SunTrust Banks, Inc. (the "Corporation") established the SunTrust Banks, Inc. Deferred Compensation Plan effective October 1, 1999 (the "Deferral Plan"), a plan whereby participants in certain selected bonus and incentive programs sponsored by the Corporation may defer receipt of all or a portion of their future awards; and

     WHEREAS, paragraph 8.7 of the Deferral Plan authorizes the Deferral Committee to amend the Deferral Plan in any manner that is consistent with the Deferral Plan's purpose, except as to any matter that the Deferral Plan Committee determines may result in a material increased cost to the Corporation; and

     WHEREAS, the Deferral Plan Committee wishes to amend the Deferral Plan to include additional provisions with respect to Mandatory Deferrals;

     NOW, THEREFORE, IN WITNESS HEREOF, the Deferral Committee through its authorized delegate, adopts Amendment Number One attached hereto as of this 31st day of December, 1999, effective as of the date set forth therein.


SUNTRUST BANKS, INC.
DEFERRED COMPENSATION PLAN COMMITTEE


By:    /s/ Mary T. Steele
     ----------------------------------


Attest:  /s/ Margaret U. Hodgson
       --------------------------------

[Corporate Seal]

                          AMENDMENT NUMBER ONE TO THE
                             SUNTRUST BANKS, INC.
                          DEFERRED COMPENSATION PLAN


The SunTrust Banks, Inc. Deferred Compensation Plan, effective October 1, 1999 (the "Deferral Plan"), is amended as set forth below, effective as of October 31, 1999, unless otherwise provided:

1.   Paragraph 2.3 is amended to read as follows:

     2.3  Mandatory Deferrals.  If any portion of an Award is subject to
          -------------------
          mandatory deferral (as provided in the Eligible Plan), then such portion of the Award shall be subject to the provisions of this Deferral Plan regardless of whether the Eligible Employee files a Deferral Election Form with the Deferral Plan Committee.

          2.3.1  Exception for nonvested amounts.  Notwithstanding the
                 --------------------------------
                 provisions of paragraph 2.3, paragraphs 6.2, 6.3, 6.6 and 6.7 shall not apply to any portion of an Award that is subject to mandatory deferral until the Participant becomes 100% vested in such portion.

          2.3.2  Eligible Plan's terms.  With respect to the portion of an Award
                 ----------------------
                 that is subject to mandatory deferral, the terms of the Eligible Plan shall determine whether all or part of such portion is subject to a vesting schedule and if so, what the vesting schedule is; whether such portion is subject to mandatory distribution at a particular time or to further deferral under this Deferral Plan on a voluntary basis; and whether such portion is subject to any special investment restrictions.

2.   Paragraph 5.2 is revised to read as follows:

     5.2  Exception.  If a Participant's Account consists of an Award that is
          ---------
          subject to a vesting period (as defined in the Eligible Plan), and the Participant terminates employment with the Corporation or its Affiliates for any reason prior to meeting the vesting requirements for such Award, then that portion of his Account that is not vested, and the earnings on such nonvested portion shall be forfeited and deducted from the Participant's Account. Notwithstanding the
                                                   -------------------
          foregoing, an Eligible Plan may provide that the nonvested portion of
          ---------------------------------------------------------------------
          a Participant's Account shall not be
          ------------------------------------
          forfeited if the Participant is terminated without Cause following a
          --------------------------------------------------------------------
          Change in Control, and, in such case, the provisions of Section 9 of
          --------------------------------------------------------------------
          this Deferral Plan shall control unless the Eligible Plan provides
          ------------------------------------------------------------------
          otherwise.
          ---------

3. Section 6 is amended by adding the following paragraph 6.9 to the end thereof:

     6.9  Distribution of Mandatory Deferrals.  If a Participant's Account
          -----------------------------------
          contains a mandatory deferral Award that is subject to a vesting schedule, the terms of the Eligible Plan shall determine when the mandatory deferral portion of the Account shall be distributed after it becomes vested. Unless the Eligible Plan provides otherwise, the portion of an Account that is attributable to a mandatory deferral shall be distributed to the Participant in a single lump sum cash payment during the first quarter of the calendar year following the year in which such mandatory deferral portion vests. An Eligible Plan may provide that instead of receiving the distribution of a mandatory deferral as provided in this paragraph, a Participant may make a voluntary deferral of the amount otherwise distributable; in such case, the Participant must make a deferral election in accordance with the provisions of paragraph 2.1 and any administrative rules prior to the year in which such portion of his Account would otherwise be distributed.

4.   A new Section 9 is added to the Plan to read as follows:

  9. Change in Control

     9.1  Purpose.  The purpose of this Section 9 is to provide protection for
          -------
          nonvested benefits under this Deferral Plan of certain Participants who are affected by a Change in Control of the Corporation.

     9.2  Definitions.  The following terms shall have the meanings set forth
          -----------
          opposite such terms for purposes of this Section 9.

          9.2.1   Affiliate means as of any date any organization which is a
                  ---------
                  member of a controlled group of corporations (within the meaning of Code section 414(b)) which includes the Corporation or a controlled group of trades or businesses (within the meaning of Code section 414(c)) which includes the Corporation.

          9.2.2   Change in Control is defined in the SunTrust Banks, Inc.
                  -----------------
                  401(k) Excess Plan, as amended and restated effective July 1, 1999 (the "Excess 401(k) Plan"), and the definition of Change in Control as it appears in the Excess 401(k) Plan, as it may be amended from time to time, is hereby incorporated by reference into this Deferral Plan.

          9.2.3   Cause, for termination of a Participant's employment following
                  -----
                  a Change in Control, means a Participant's act or failure to act that is so inappropriate that, under the Corporation's standards as in effect immediately prior to the Change in Control, immediate dismissal would be necessary. Such conduct includes, but is not limited to, theft, falsification of Corporation records, fighting at work, threatening or intimidating behavior directed toward an employee or customer, sleeping during work hours, extreme instances of insubordination, disorderly conduct, gross negligence, violations of security, confidentiality, substance abuse or violation of the Corporation's Code of Conduct.

     9.3  Full Vesting.  This Section 9 applies if an Eligible Plan indicates
          -------------
          that it applies. Unless an Eligible Plan provides for some other treatment, if a Participant's employment with the Company or any of its subsidiaries or affiliates or their successors is terminated without Cause within three years of a Change in Control of the Corporation, any portion of the Participant's Account that was nonvested at the Change in Control and has not yet vested shall become fully vested immediately prior to the effective time of the Participant's termination of employment. A Participant's voluntary termination of employment, including a Participant's retirement or resignation, is not considered termination for Cause for purposes of this paragraph.